UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2004
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ON2 TECHNOLOGIES, INC.
(Exact Name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-15117 (Commission File Number)	84-1280679 (IRS Employer Identification No.)

21 Corporate Drive, Suite 103 Clifton Park, New York (Address of Principal Executive Offices)	12065 (Zip Code)

Registrant’s telephone number, including area code: (646) 292-3533

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 28, 2004, On2 Technologies, Inc. (the “Company”) completed the sale of 4,000 shares of the Company’s Series D Convertible Preferred Stock at $1,000 per share to two institutional investors, led by Midsummer Investment Ltd. (the “Investors”), raising gross proceeds for the Company of $4,000,000. The shares of Series D Convertible Preferred Stock are convertible into an aggregate of 5,714,286 shares of common stock. The Series D Convertible Preferred Stock is convertible into common stock at an effective conversion price of $0.70 per share of common stock.

The Investors also received a one-year warrant to purchase an aggregate of 2,993,197 shares of common stock at an exercise price of $0.65 per share and a five-year warrant to purchase an aggregate of 2,993,197 shares of common stock at an exercise price of $0.76 per share. The Series D Convertible Preferred Stock and warrants are subject to standard weighted-average anti-dilution protection for issuances of securities below the conversion price. Holders of Series D Convertible Preferred Stock are entitled to receive an 8% annual dividend, payable in cash or shares of common stock at the Company’s option, subject to the satisfaction of certain conditions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                On2 Technologies, Inc.
                        (Registrant)

Date:  November 1, 2004                 By:  /s/ DOUGLAS A. MCINTYRE
                                       Name: Douglas A. McIntyre
                       Title: Chairman, President and CEO